Exhibit 35.1

[LOGO]
Saxon Capital, Inc.


March 15, 2007

Deutsche Bank Trust Company Americas
Corporate Trust Office
1761 East St. Andrew Place
Santa Ana, CA 92705-4934

Attn: Ms. Katie Wannenmacher


                             For Calendar Year 2006
                        Annual Statement as to Compliance
                                       For
             Pooling & Servicing Agreement, dated as of May 1, 2006
                      Saxon Asset Securities Trust 2006-2
                 Mortgage Loan Asset Backed Notes, Series 2006-2


      I, Ernest G. Bretana, Hereby certify that I am an Authorized Officer of Saxon Mortgage, Inc. and further certify that:

      (1) I have reviewed the activities of the Master Servicer during the preceding fiscal year and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision, and

      (2) To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its material obligations under this Agreement throughout such year.


Sincerely,

/s/ Ernest G. Bretana
Ernest G. Bretana
Executive Vice President

                      4860 Cox Road o Glen Allen, VA 23060